Investor Presentation Second Quarter 2026 Results

Forward-Looking Statements and Other Matters This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, liquidity and capital ratios; the anticipated benefits of our strategic repositioning including, among others, a strengthened credit profile, possible net interest income and net interest margin expansion, and an enhanced earnings profile; and other non-historical statements, including statements in the “2026 Updated Outlook” section of this presentation. Words or phrases such as “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of tariffs and retaliatory tariffs, supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and potential future changes in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, the realization of deferred tax assets, the availability and cost of capital and liquidity, and the impacts of continuing or renewed inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base, including among our venture banking clients, or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) our ability to achieve or maintain the anticipated benefits of our strategic repositioning due to one or more of the other factors described herein or otherwise, or the failure to complete our anticipated loan sales due to a condition to closing not being satisfied or otherwise; (ix) our ability to raise capital or incur debt on reasonable terms; (x) the costs and effects of litigation; (xi) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; (xii) the competitive and other impacts on our business of emerging technologies, including stablecoins and other digital currencies, tokenized deposits, blockchain, artificial intelligence, quantum computing, and related innovations affecting both the Company and the banking industry; (xiii) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xiv) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, as well as the value of collateral supporting our loans, which may result in significant changes in valuation or recoveries; (xvii) cybersecurity threats and failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend; (xviii) our ability to attract and retain key members of our senior management team; (xix) the effects of climate change, severe weather events, natural disasters such as earthquakes and wildfires, pandemics, epidemics and other public health crises, military activity (including the ongoing Iran war) or acts of terrorism, and other external events on our business; (xx) the impact of bank failures or other adverse developments at other banks on general depositor and investor sentiment regarding the stability and liquidity of banks; (xxi) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; (xxii) our existing indebtedness, together with any future incurrence of additional indebtedness, could adversely affect our ability to raise additional capital and to meet our debt obligations; (xxiii) changes in market conditions or strategic balance sheet actions, which may result in realized losses on investment securities or other assets; (xxiv) the effects of any damage to our reputation resulting from developments related to any of the items identified above; and (xxv) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and from time to time in other documents that we file with or furnish to the SEC. Included in this presentation are certain non-GAAP financial measures, such as tangible assets, tangible common equity ratio, tangible book value per common share, adjusted net earnings, adjusted earnings per share, return on average tangible common equity, adjusted return on average tangible common equity, pre-tax pre-provision income, adjusted noninterest expense, adjusted noninterest expense to average assets, efficiency ratio, adjusted efficiency ratio, core deposits, core loans, economic coverage ratio, and adjusted ACL ratio, designed to complement the financial information presented in accordance with U.S. GAAP because management believes such measures are useful to investors. These non-GAAP financial measures should be considered only as supplemental to, and not superior to, financial measures provided in accordance with GAAP. Please refer to the “Non-GAAP Financial Information” and “Non-GAAP Reconciliation” sections of the appendix of this presentation for additional detail including reconciliations of non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP financial measures, including ROTCE future state targets. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results. Second Quarter 2026 Earnings | 2

2Q26 Financial Results

Core franchise momentum and strategic balance sheet repositioning drive higher recurring earnings power

9%	12%	3.30%+	56%	31%	($1.61)
Average Loan Growth Annualized	EOP Deposit Growth Annualized	NIM Post Loan Sale and Reinvestments[(1)]	Decrease in Special Mention Loans	Decrease in Classified Loans	Loss Per Share

- Strategic balance sheet repositioning executed through three targeted actions: a $2.3B securities repositioning, an ~$825mm targeted loan sale and retirement of $385mm of subordinated debt
- Increases recurring earnings and accelerates organic capital generation
- Improves capital efficiency and balance sheet flexibility

1. Represents NIM upon targeted ~$825mm loan sale closing and completion of reinvestment of proceeds related to HTM securities repositioning.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 3

Implemented three strategic actions to generate higher recurring earnings and improve capital efficiency Strategic Balance Sheet Repositioning Second Quarter 2026 Earnings | 4 Three complementary actions to allocate capital to higher-return opportunities Strategic Action • Immediate Benefit Long-Term Benefit Securities Repositioning Reallocated $2.3B of low-yielding securities into higher-yielding securities Targeted Loan Sale Initiated sale of ~$825mm of CRE loans Retired $385mm of subordinated debt ❖Higher yields ❖Shorter duration ❖Lower special mention and classified loans ❖Lower risk-weighted assets ❖Reduces interest rate reset risk ❖Higher recurring NII ❖Less interest rate risk ❖Higher capital efficiency ❖Higher recurring earnings ❖Enhanced balance sheet flexibility ❖Higher recurring earnings Expected NIM of 3.30%+ following loan sale closing and completion of securities reinvestment

Strategic Actions – Securities Repositioning
Securities repositioning drives higher recurring earnings

Key Takeaways

- Repositioned $2.3B of low-yielding securities; Initial reinvestment of $1.7B of proceeds into higher-yielding assets as of 6/30
  - Securities sold: 2.11% yield, 6.3-year duration
  - Reinvested securities: 4.87% yield, 3.5-year duration
- Higher yields support higher recurring net interest income
- Shorter duration increases balance sheet flexibility
- Favorable risk weighting increases capital efficiency
- Expected TBV earn-back[(1)] of 1.4 years

Total Securities Portfolio Summary

	1Q26	2Q26	Change
Spot Yield	3.02%	4.34%	+132 bps
Duration	5 years	4 years	-1 year
Risk Weighting (%)	19.5%	9.5%	-1000 bps

1. Represents Day 1 TBV loss – reinvestment uplift defined as day 1 loss on tangible book value divided by tax affected interest income pickup from reinvestment.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 5

Targeted loan sale reduces risk and strengthens our portfolio composition Strategic Actions – Loan Sale Second Quarter 2026 Earnings | 6 Earnings Capital CreditTransaction Overview ❖ Initiated sale process of ~$825mm of select CRE loans ❖Weighted average interest rate on loans being sold is 4.6% ❖We expect the loan sale transactions to close in the third quarter Strategic Benefits ❖Reduces special mention loans by 56% ❖Reduces classified loans by 31% ❖Reduces exposure to credits with higher migration and concentration risk ❖ Increased capital efficiency as proceeds will be deployed into market rate loans ❖CET1 will increase with loan sale transaction closing ❖Proceeds to be redeployed into higher risk-adjusted return opportunities ❖Attractive sale economics preserve value while improving future earnings profile

Our strategic balance sheet repositioning creates higher recurring earnings and profitability 2026 Updated Outlook Second Quarter 2026 Earnings | 7 NIM 3.30-3.40% By year-end ROAA 0.95-1.00% By year-end ROATCE 11.5-12.5% By year-end PTPP $125-$130mm 4Q26 (1) (1) 1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides in Appendix. 2.66% 3.08% 3.24% 1Q24 1Q25 1Q26 4Q26 Target 3.30- 3.40% $52mm $82mm $106mm 1Q24 1Q25 1Q26 4Q26 Target $125- $130mm 0.33% 0.65% 0.86% 1Q24 1Q25 1Q26 4Q26 Target 0.95- 1.00% 4.36% 7.56% 9.91% 1Q24 1Q25 1Q26 4Q26 Target 11.5- 12.5%

Rapid Capital Generation
Compounded higher earnings growth provides path to CET1 above 10.0% in early 2027

Key Takeaways

- Strategic actions accelerate organic capital generation
- CET1 post loan sale closing is expected to be ~9.50%
- Expected CET1 >10.00% in early 2027 independent of any regulatory capital reform
- Regulatory capital reform provides upside potential

CET1 Bridge



10.18%
-0.54%
-0.44%
+0.30-
0.40%
9.50-
9.60%+
9.80-
9.90%+
10.00%+
1Q26 Reported CET1
HTM Repositioning
Provision expense
3Q26 Loan Sale Close and Other
Estimated 3Q26 CET1
'26 Year-end Target CET1
Early 2027 CET1

Higher recurring earnings compound capital growth, expected to result in CET1 >10.0% in early 2027

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 8

1. 2Q25 PTPP, Diluted EPS, ROAA and ROATCE are adjusted figures; see “Non-GAAP Reconciliation” slides in Appendix 2. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides in Appendix. 3. Production includes new loan production and disbursements. Core franchise performance remained strong while strategic repositioning enhanced recurring earnings power Quarterly Highlights Second Quarter 2026 Earnings | 9 Change 2Q26 1Q26 2Q25(1) QoQ D YoY D Reported Results PTPP(2) -$173.5mm $105.6mm $87.0mm NM NM Diluted EPS -$1.61 $0.39 $0.31 ($2.00) ($1.92) ROAA -2.79% 0.86% 0.69% NM NM ROATCE(2) -36.18% 9.91% 8.34% NM NM NIM 3.13% 3.24% 3.10% -11 bps 3 bps Capital TBVPS(2) $16.44 $17.77 $16.46 ($1.33) ($0.02) CET1 ratio 9.25% 10.18% 9.95% -93 bps -70 bps Credit ACL ratio 1.14% 1.12% 1.07% 2 bps 7 bps NIM NIM of 3.13%; NIM expected at 3.30%+ following loan sale closing and completion of securities reinvestment Credit Quality Special Mention and Classified loans down 56% and 31%, respectively ACL ratio increased 2 bps to 1.14% Loans Production(3) of $2.8B in 2Q26 Average loans up 9% annualized Deposits Total end-of-period deposits up 12% annualized Capital Expected CET1 of 9.50-9.60% in 3Q26 (includes impact of loan sale close)

Noteworthy items include the impact of significant transactions that were either unusual or elevated in magnitude during the quarter, largely related to our strategic repositioning Noteworthy Items Affecting 2Q26 Results Second Quarter 2026 Earnings | 10 Noteworthy Items Pre-Tax Impact ($mm) Net interest income Loan interest reversal ($5.0) Noninterest income HTM repositioning ($256.7) HFS fair-value adjustments ($12.5) Provision for credit losses Loan sales / charge-offs ($151.9) Noninterest expense Various expense items ($4.5) ❖Loan interest reversal impact related to loans classified as held-for-sale in 2Q ❖HTM repositioning impact is the loss on repositioning $2.3B of securities ❖ Impact to provision for credit losses is primarily comprised of fair value marks on loans transferred to held-for-sale ❖The noninterest expense items include a non- recurring charge for software obsolescence and temporarily elevated FDIC assessments ❖The impact of these noteworthy items increased the tax rate from 25% to 28% for the quarter

Income Statement

GAAP results reflect the 2Q26 strategic balance sheet repositioning actions, while underlying operating performance remained consistent with expectations

($ in millions)	2Q26	1Q26	2Q25
Total interest income	$414.6	$407.4	$420.5
Total interest expense	164.1	155.8	180.3
Net interest income	**250.5**	**251.6**	**240.2**
Loss on securities AFS	(256.7)	0.0	0.0
Other noninterest income	22.7	35.3	32.6
Total noninterest (loss) income	**(234.1)**	**35.3**	**32.6**
Total revenue	**16.4**	**286.9**	**272.8**
Operating expense	189.9	181.4	185.9
Total noninterest expense	**189.9**	**181.4**	**185.9**
PTPP (loss) income[2]	**(173.5)**	**105.6**	**87.0**
Provision for credit losses	161.8	9.8	39.1
(Loss) earnings before income taxes	**(335.2)**	**95.8**	**47.9**
Income tax (benefit) expense	(93.9)	23.8	19.5
Net earnings	**(241.3)**	**72.0**	**28.4**
Preferred stock dividends	9.9	9.9	9.9
Net earnings available to common and equivalent stockholders	**($251.3)**	**$62.0**	**$18.4**

Key Income Statement Metrics	2Q26	1Q26	2Q25[1]
Diluted EPS	($1.61)	$0.39	$0.31
ROAA	-2.79%	0.86%	0.69%
ROATCE[2]	-36.18%	9.91%	8.34%
Net interest margin	3.13%	3.24%	3.10%
NIE / average assets	2.20%	2.16%	2.21%
Adj. NIE / average assets[2]	1.92%	1.88%	1.89%
Efficiency ratio[2]	67.18%	61.00%	65.50%
Adj. efficiency ratio[2]	64.01%	57.49%	61.77%
Avg. yield on loans and leases	5.63%	5.74%	5.93%
Avg. yield on interest-earning assets	5.18%	5.25%	5.42%
Avg. total cost of funds	2.14%	2.10%	2.42%
Avg. total cost of deposits	1.80%	1.78%	2.13%

1. 2Q25 Diluted EPS, ROAA and ROATCE are adjusted figures; see "Non-GAAP Reconciliation" slides in Appendix
2. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 11

Balance Sheet

Strategic repositioning actions result in a stronger balance sheet, positioning the company for even stronger financial performance

($ in millions)	2Q26	1Q26	2Q25
Cash and cash equivalents	$2,818	$2,217	$2,354
Investment securities	4,665	5,140	4,725
Loans held for sale	915	259	466
Loans and leases HFI	24,211	24,780	24,246
Allowance for loan and lease losses	(243)	(242)	(229)
Goodwill and intangibles	307	314	333
Deferred tax asset, net	704	653	692
Other assets	1,653	1,602	1,665
Total assets	**$35,031**	**$34,724**	**$34,250**
Noninterest-bearing deposits	$7,758	$7,798	$7,441
Interest-bearing deposits	20,363	19,525	20,087
Total deposits	**28,121**	**27,322**	**27,528**
Borrowings	2,460	2,551	1,917
Subordinated debt	574	954	949
Other liabilities	466	343	429
Total liabilities excluding deposits	**3,500**	**3,849**	**3,295**
Total stockholders' equity	**3,410**	**3,553**	**3,427**
Total liabilities and stockholders' equity	**$35,031**	**$34,724**	**$34,250**

Key Balance Sheet Metrics	2Q26	1Q26	2Q25
Average interest-earning assets	$32,118	$31,471	$31,097
CET1 ratio	9.25%	10.18%	9.95%
Tangible common equity ratio(1)	7.50%	7.97%	7.65%
Tangible book value per share(1)	$16.44	$17.77	$16.46
Cash / assets	8.0%	6.4%	6.9%
Cash + securities / assets	21.4%	21.2%	20.7%
Loans / deposits	89.3%	91.6%	89.8%
Noninterest-bearing deposits / total deposits	27.6%	28.5%	27.0%
Deposits / total funding(2)	92.0%	91.5%	93.5%
Total brokered deposits / total funding(2)	9.2%	9.3%	9.8%
ACL ratio	1.14%	1.12%	1.07%

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.
2. Total funding defined as total deposits plus borrowings.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 12

Net Interest Income (NII) ($mm) and Net Interest Margin (NIM) (%) Impact to NII ($mm) from cumulative change in yields, rates and mix 1Q26 +$4.9 Loans +$1.7 Cash / Other EA +$0.5 Securities Deposits -$4.2 Borrowings 2Q26 $251.6 -$4.0 $250.5 $240.2 $253.4 $251.4 $251.6 $250.5 3.20% 4Q25 3.24% 1Q26 3.13% 2Q26 3Q26 Target 4Q26 Target2Q25 3Q25 3.10% 3.22% 3.30- 3.35% 3.30- 3.40% The benefits of the strategic repositioning should meaningfully increase NIM Net Interest Income and Net Interest Margin ❖ NIM expected at 3.30%+ following loan sale closing and completion of securities reinvestment ❖ 2Q26 NIM of 3.13% was negatively impacted by nonaccrual interest of ~$4.6mm HIGHLIGHTS Second Quarter 2026 Earnings | 13

Underlying noninterest income remained stable despite strategic repositioning charges ($ in millions) 2Q26 1Q26 2Q25 Commissions and Fees $9.0 $11.0 $9.6 Leased Equipment Income 7.8 8.5 10.2 Service Charges on Deposits 4.8 5.0 4.5 Dividends & Gains (Losses) on Equity Investments 3.3 2.0 (0.1) Loss on securities AFS (256.7) 0.0 0.0 Other Income (1) (2.3) 8.8 8.4 Total Noninterest Income ($234.1) $35.3 $32.6 Noninterest Income HIGHLIGHTS ❖ Noninterest income includes $256.7mm loss on securities AFS, and a $12.5mm loss for market valuation adjustment on previously transferred HFS loans ❖ Noninterest income, excluding loss on securities AFS and loss on loans HFS, of $35.2mm remained stable QoQ, consistent with normal run-rate of $11mm-$12mm per month ❖ Commissions and fees were lower QoQ, as 1Q26 FX fees were elevated due to higher trading volume driven by market volatility 1. Other income includes revenue from BOLI, warrants, credit-linked note related income, loss on loan sales, and other miscellaneous income. Second Quarter 2026 Earnings | 14

Noninterest Expense

Expense discipline remained unchanged while executing significant strategic actions during the quarter

($ in millions)	2Q26	1Q26	2Q25
Compensation	$85.1	$91.1	$88.4
Occupancy	14.7	14.9	15.5
IT and data processing	13.8	14.3	13.1
Professional services	5.6	4.2	6.4
Insurance and assessments	14.5	6.8	9.4
Intangible asset amortization	6.3	6.3	7.2
Leased equipment depreciation	5.2	5.3	6.7
Loan expense	5.2	4.3	4.1
Other expense	15.4	10.4	8.7
Customer related expense	24.1	23.7	26.6
Total noninterest expense	**$189.9**	**$181.4**	**$185.9**

HIGHLIGHTS

- Compensation expense declined QoQ driven by elevated 1Q26 seasonality
- Insurance and assessments increased QoQ primarily due to higher FDIC assessment expense
- Other expense increased QoQ primarily due to $4.8mm software obsolescence expense



Adjusted Noninterest Expense(1) / Average Assets Ratio
2.21%
2.18%
2.12%
2.16%
2.20%
1.89%
1.87%
1.83%
1.88%
1.92%
2Q25
3Q25
4Q25
1Q26
2Q26
Noninterest Expense / Average Assets Ratio
Adjusted Noninterest Expense(1)/ Average Assets Ratio



Adjusted Efficiency Ratio(1)
65.50%
62.05%
59.35%
61.00%
67.18%
61.77%
58.24%
55.58%
57.49%
64.01%
2Q25
3Q25
4Q25
1Q26
2Q26
Efficiency Ratio(2)
Adjusted Efficiency Ratio(1)

1. Excludes customer related expense. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.
2. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA
Second Quarter 2026 Earnings | 15

Deposits
Deposit franchise continues to generate stable funding for future growth

HIGHLIGHTS

- Deposits increased 12% annualized, reflecting continued franchise momentum and strong growth late in the quarter
- Total cost of deposits increased 2 bps QoQ as average higher-cost deposit balances increased to support loan growth



Average Fed Funds Rate
Average Total Cost of Deposits
4.33%
4.30%
3.90%
3.64%
3.63%
2.13%
2.08%
1.89%
1.78%
1.80%
9%
8%
27%
29%
27%
9%
8%
26%
29%
28%
8%
9%
25%
30%
28%
8%
9%
24%
30%
29%
7%
9%
25%
31%
28%
2Q25
3Q25
4Q25
1Q26
2Q26
Non-Brokered CDs
Brokered CDs
Money Market & Savings
Interest-bearing Checking
Noninterest-bearing Checking

($ in millions)	2Q26	1Q26	2Q25
Noninterest-bearing Checking	$7,758	$7,798	$7,441
Checking	8,739	8,178	7,974
MMDA	5,137	4,643	5,375
Savings	1,835	1,991	1,933
CDs	4,653	4,712	4,805
Total Deposits	**$28,121**	**$27,322**	**$27,528**
Less: Brokered CDs	2,591	2,562	2,312
Less: Brokered Non-maturity Deposits[1]	227	226	565
Core Deposits[2]	**$25,303**	**$24,534**	**$24,652**
Average Noninterest-bearing Checking	7,866	7,890	7,584
Average NIB Checking / Average Deposits	28.5%	28.9%	27.8%
NIB Deposits with ECR[3]	4,979	5,041	4,566

Deposits By Line of Business ($mm)	2Q26 Balance	2Q26 Cost	1Q26 Balance	1Q26 Cost
Community Banking	$13,860	1.51%	$13,823	1.51%
Venture	7,086	2.18%	6,272	2.22%
Specialty Banking (includes HOA)[4]	3,954	0.68%	3,970	0.70%
Corporate and Other Institutional[5]	3,221	3.61%	3,258	3.56%
Total Deposits	**$28,121**	**1.80%**	**$27,322**	**1.78%**

1. Brokered non-maturity deposits consist of brokered sweep accounts included in Checking and MMDA.
2. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.
3. Represents all NIB deposit balances with ECR including through cash rebates and/or fee offsets.
4. Costs do not include ECR expenses related to HOA deposits.
5. Includes brokered CDs.

BANC OF CALIFORNIA
Second Quarter 2026 Earnings | 16

650 1,288 1,889 2,390 2,929 3,569 4,031 4,845 5,393 5,921 $107.3 1Q24 $257.8 2Q24 $382.6 3Q24 $439.2 4Q24 $537.8 1Q25 $643.2 2Q25 $746.8 3Q25 $965.2 4Q25 $1,113.5 1Q26 $1,212.6 2Q26 Cumulative New NIB Business Deposits Accounts Cumulative New NIB Business Deposits ($ millions) New NIB business deposit(1) relationship growth continues to build franchise value 1. Includes new NIB deposits from relationships opened over the last two years from the quarter referenced. NIB Deposit Growth Second Quarter 2026 Earnings | 17

Loan Activity
Strong loan production and disbursements of $2.8B continues to remix the portfolio

HIGHLIGHTS

- Broad-based 2Q26 production and disbursements of $2.8B continued to remix the portfolio toward higher risk-adjusted return assets, with new production pricing above the total loan yield
- Elevated payoffs and paydowns were driven by Fund Finance and Warehouse, partially offsetting strong production activity
- 2Q26 total loan yield declined 11 bps QoQ primarily due to impact of nonaccrual interest



Rate on Production (1)
Total Loan Yield
($ in millions)
7.29%
5.93%
7.08%
6.05%
6.83%
5.83%
6.65%
5.74%
6.39%
5.63%
$997
$2,459
$1,816
$990
$826
$893
$2,068
$2,186
$1,040
$1,147
$1,696
$2,730
$1,789
$878
$911
$808
$2,119
$2,280
$837
$1,443
$989
$2,793
$2,385
$776
$1,610
2Q25
3Q25
4Q25
1Q26
2Q26
Unfunded New Commitments
Loan Production and Disbursements
Payoffs
Paydowns

($ in millions)	Loans Beginning Balance	Total Production/ Disbursements	Total Payoffs/ Paydowns	Net Change	Other Change[2]	Loans Ending Balance	Total Loan Yield	Rate on Production	C&I Utilization Rate
2Q26	$24,780	$2,793	$2,385	407	(977)	24,211	5.63%	6.39%	67.9%
1Q26	25,033	2,119	2,280	(162)	(91)	24,780	5.74%	6.65%	67.3%
4Q25	24,111	2,730	1,789	941	(19)	25,033	5.83%	6.83%	66.6%
3Q25	24,246	2,068	2,186	(118)	(17)	24,111	6.05%	7.08%	66.1%
2Q25	24,127	2,459	1,816	643	(524)	24,246	5.93%	7.29%	64.8%

1. Rate on production is rate on new loans funded in respective quarter.
2. Includes charge-offs, transfers to foreclosed assets, loan sales, and transfers to HFS.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 18

Loan Activity by Segment
Loan remix continues to strengthen portfolio yields

Loan Segment ($ in millions)	2Q26 Balances	2Q26 Production + Disbursements	2Q26 Payoffs + Paydowns	2Q26 Wtd. Avg Rate	1Q26 Balances	1Q26 Production + Disbursements	1Q26 Payoffs + Paydowns	1Q26 Wtd. Avg Rate	2Q25 Balances	2Q25 Production + Disbursements	2Q25 Payoffs + Paydowns	2Q25 Wtd. Avg Rate
Multifamily	$5,445	$139	($91)	4.2%	$5,955	$34	($189)	4.2%	$6,281	$111	($82)	4.2%
Other CRE	3,405	167	(138)	5.3%	3,444	57	(320)	5.3%	3,746	180	(235)	5.3%
Real Estate Construction	1,475	190	(275)	6.2%	1,892	165	(131)	5.9%	2,302	173	(274)	6.0%
Residential / Consumer	3,878	500	(148)	4.8%	3,529	234	(106)	4.6%	3,180	504	(102)	4.2%
C&I	1,874	264	(267)	6.3%	1,886	406	(262)	6.3%	1,773	209	(286)	6.7%
Warehouse	1,681	271	(395)	6.6%	1,805	264	(559)	6.7%	1,610	208	(198)	7.4%
Venture Lending[1]	936	110	(124)	7.0%	965	129	(67)	7.0%	808	119	(87)	7.8%
Fund Finance	1,504	733	(586)	6.4%	1,358	470	(432)	6.5%	1,194	501	(263)	7.4%
SBA	716	27	(40)	7.1%	730	18	(30)	6.9%	700	13	(27)	6.7%
Lender Finance	2,017	351	(211)	6.7%	1,865	288	(60)	6.9%	1,173	375	(132)	7.8%
Equipment Lending	661	37	(42)	6.0%	666	52	(60)	6.0%	645	60	(42)	6.0%
Core Loan Portfolio	**$23,592**	**$2,789**	**($2,317)**	**5.5%**	**$24,095**	**$2,116**	**($2,216)**	**5.5%**	**$23,412**	**$2,453**	**($1,730)**	**5.6%**
Premium Finance	$356	$3	($55)	3.4%	$408	$2	($41)	3.3%	$473	$4	($48)	3.4%
Student	238	0	(11)	4.3%	250	0	(11)	4.3%	286	$1	($13)	4.3%
Civic	24	0	(3)	7.3%	27	0	(12)	7.2%	75	$0	($25)	7.0%
Discontinued Areas	**$618**	**$3**	**($68)**	**3.9%**	**$685**	**$2**	**($64)**	**3.8%**	**$834**	**$6**	**($86)**	**4.0%**
Total Loans and Leases HFI	**$24,211**	**$2,793**	**($2,385)**	**5.5%**	**$24,780**	**$2,119**	**($2,280)**	**5.4%**	**$24,246**	**$2,459**	**($1,816)**	**5.5%**

HIGHLIGHTS

- Broad-based 2Q26 production continued to remix the portfolio toward higher-return categories, with strength in Fund Finance, Lender Finance and SFR
- Disciplined runoff of lower-return assets supports stronger portfolio economics, shifting balances away from lower-yielding legacy CRE and toward more attractive risk-adjusted categories
- Loan yields remained stable despite a declining rate environment, reflecting the benefit of remixing and disciplined pricing on new production
- Portfolio remix is expected to continue supporting margin over time as additional balances mature and reprice

Note: Wtd. Avg. Rate excludes accretion of net deferred loan fees and net loan purchase discounts.

1. Venture lending includes technology and life science lending.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 19

Loan Portfolio

Loan growth reflects continued franchise momentum

Loan Segment ($ in millions)	2Q26	1Q26	Variance	% of Total Loans 2Q26	Wtd. Avg. Rate 2Q26	NPL % 2Q26	DQ % 2Q26	2Q26 ACL	2Q26 Coverage Ratio	1Q26 ACL	1Q26 Coverage Ratio
Multifamily	$5,445	$5,955	($510)	22.5%	4.2%	0.21%	0.21%	$50	0.92%	$35	0.59%
Other CRE	3,405	3,444	(39)	14.1%	5.3%	1.88%	0.57%	87	2.55%	88	2.55%
Real Estate Construction	1,475	1,892	(417)	6.1%	6.2%	0.16%	0.16%	17	1.15%	19	0.99%
Residential / Consumer	3,878	3,529	349	16.0%	4.8%	1.14%	2.50%	9	0.23%	8	0.22%
C&I	1,874	1,886	(12)	7.7%	6.3%	0.68%	0.85%	26	1.37%	27	1.41%
Warehouse	1,681	1,805	(124)	6.9%	6.6%	0.00%	0.00%	4	0.24%	3	0.16%
Venture Lending[1]	936	965	(29)	3.9%	7.0%	1.54%	0.00%	60	6.39%	74	7.71%
Fund Finance	1,504	1,358	147	6.2%	6.4%	0.00%	0.00%	0	0.03%	0	0.03%
SBA	716	730	(14)	3.0%	7.1%	6.04%	1.20%	5	0.75%	5	0.68%
Lender Finance	2,017	1,865	152	8.3%	6.7%	0.00%	0.00%	6	0.32%	6	0.34%
Equipment Lending	661	666	(5)	2.7%	6.0%	0.00%	0.89%	1	0.20%	1	0.21%
Core Loan Portfolio	**$23,592**	**$24,095**	**($503)**	**97.4%**	**5.5%**	**0.82%**	**0.68%**	**$266**	**1.13%**	**$266**	**1.10%**
Premium Finance	$356	$408	($52)	1.5%	3.4%	0.00%	0.00%	$0	0.07%	$0	0.07%
Student	238	250	(12)	1.0%	4.3%	0.47%	0.96%	10	4.07%	10	4.02%
Civic	24	27	(3)	0.1%	7.3%	40.47%	43.73%	0	0.05%	0	0.05%
Discontinued Areas	**$618**	**$685**	**($67)**	**2.6%**	**3.9%**	**1.76%**	**2.08%**	**$10**	**1.61%**	**$10**	**1.51%**
Total Loans and Leases HFI	**$24,211**	**$24,780**	**($570)**	**100.0%**	**5.5%**	**0.84%**	**0.72%**	**$276**	**1.14%**	**$277**	**1.12%**
Loans Held for Sale (HFS)	915	259	656								
Total Loans and Leases	**$25,126**	**$25,039**	**$87**								

- Average loan balances grew 9% annualized, driven by higher-yielding C&I categories

Note: Wtd. Avg. Rate excludes accretion of net deferred loan fees and net loan purchase discounts.

1. Venture lending includes technology and life science lending.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 20

Loan Maturity and Repricing Summary

Approximately half of the multifamily portfolio is expected to reprice or mature over the next 2.5 years, providing meaningful embedded earnings upside

HIGHLIGHTS

- Total fixed rate and hybrid loans that are maturing/repricing by year-end have a WAC of 5.0%, significantly below 2Q26 rate on new production of 6.39%
- ~$0.9B of hybrid multifamily loans maturing/repricing within 1 year have a WAC of 4.5%, offering strong repricing upside
- Short-term variable loans represent 39% of total loans

Loan Composition

2Q26



Fixed
ST Variable
Hybrid+LT Variable
WAC: 4.8%
20%
41%
WAC: 4.8%
WAC: 6.6%
39%

Total Fixed Rate and Hybrid Loans – Maturities / Repricing

Total fixed rate and hybrid loans: $13.3B



Fixed Rate(1)
Hybrid
$2.8B
$1.5
$1.3
$1.3B
$0.6
$0.7
$2.1B
$1.0
$1.1
$7.1B
$6.7
$0.4
<= 1 Year
1-2 Years
2-3 Years
> 3 Years

	<= 1 Year	1-2 Years	2-3 Years	> 3 Years
WAC:	4.7%	4.7%	4.4%	4.7%

Multifamily Loans – Maturities / Repricing

Total multifamily loans: $5.4B



Fixed Rate Maturity(1)
Hybrid & Variable Rate Reset
$1.7B
$1.4
$0.3
$0.8B
$0.7
$0.1
$1.1B
$0.8
$0.3
$1.8B
$0.4
$1.4
<= 1 Year
1-2 Years
2-3 Years
> 3 Years

	<= 1 Year	1-2 Years	2-3 Years	> 3 Years
Hybrid & Variable Rate:	5.1%	4.0%	3.7%	3.9%
Fixed Rate:	4.0%	5.5%	3.9%	4.2%

Note: Long Term ("LT") Variable: Loans that reset or mature beyond one year. Weighted Average Coupon ("WAC"): Weighted average of the contractual interest rate.

1. Balances include maturities only and do not include scheduled amortization and prepayment expectations.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 21

Asset quality metrics strengthened through proactive portfolio management ❖ Asset quality metrics strengthened QoQ, with classified, special mention and delinquent loans declining 31%, 56% and 50%, respectively ❖ Sale (pending) of ~$825mm of CRE loans reduces exposure concentration, enhances capital efficiency and lowers potential future credit-related earnings volatility ❖ Healthy market demand and attractive pricing enabled us to be opportunistic with sale process ❖ We expect the loan sale transactions to close in the third quarter Special Mention Loans ($mm) Delinquent Loans ($mm) Classified Loans ($mm) $311.3 $320.1 $275.3 $281.9 $175.1 $465.7 $15.8 2Q25 $255.3 $478.9 $29.3 3Q25 $257.4 $520.1 $22.8 4Q25 $245.7 $583.1 $14.0 1Q26 $184.5 $387.4 $10.9 2Q26 $656.6 $763.6 $800.3 $842.8 $582.8 2.71% 3.17% 3.20% 3.40% 2.41% Classified Loans/Leases to Loans/Leases HFI CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 0.62% 0.67% 0.80% 1.39% 0.72% Delinquent Loans to Loans/Leases HFI 1. Reference Page 19 for Core Loan Portfolio. Other Core Loans comprises Core Loan Portfolio less CRE loans (excluding MF and Construction). HIGHLIGHTS Nonperforming Loans ($mm) $55.7 $96.4 $15.4 2Q25 $56.2 $89.4 $28.9 3Q25 $53.1 $83.2 $22.8 4Q25 $48.4 $123.4 $14.0 1Q26 $64.2 $128.6 $10.9 2Q26 $167.5 $174.5 $159.2 $185.7 $203.7 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 0.69% 0.72% 0.64% 0.75% 0.84% $201.0 $454.5 $6.1 2Q25 $108.3 $392.0 $5.7 3Q25 $125.0 $328.5 $5.2 4Q25 $117.5 $566.1 $5.0 1Q26 $151.2 $146.4 $2.9 2Q26 $661.6 $506.0 $458.7 $688.7 $300.5 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 2.73% 2.10% 1.83% 2.78% 1.24% Special Mention Loans/Leases to Loans/Leases HFI NPLs to Loans/Leases HFI $42.7 $90.5 $16.2 2Q25 $46.3 $77.7 $37.4 3Q25 $40.9 $138.2 $21.8 4Q25 $35.4 $295.1 $14.6 1Q26 $19.5 $141.3 $12.9 2Q26 $149.5 $161.4 $201.0 $345.1 $173.7 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans Asset Quality Ratios and Trends Second Quarter 2026 Earnings | 22 Targeted actions reduced potential migration and larger borrower concentration exposure

Allowance for Credit Losses - Loans
ACL coverage ratio increased to 1.14%

HIGHLIGHTS

- ACL remained stable QoQ at $276.2mm, with ACL ratio increasing 2bps QoQ to 1.14%
- Net charge-offs were primarily driven by loans transferred to HFS
- Economic coverage ratio[1] increased 3bps to 1.63%

2Q26 ACL walk
($ in millions)



Economic coverage ratio(1)
1.63%
$276.5
1.12%
($160.3)
$160.0
$276.2
1.14%
ACL 1Q26
Net Charge-offs
Provision for Loans HFI
ACL 2Q26

ACL / Total Loans ($mm)



1.61%
1.65%
1.62%
1.60%
1.63%
1.07%
1.12%
1.12%
1.12%
1.14%
$258.6
$270.7
$280.5
$276.5
$276.2
2Q25
3Q25
4Q25
1Q26
2Q26
ACL
ACL / Total Loans HFI
Economic Coverage Ratio(1)

2Q26 Net Charge-offs (Recoveries) detail

Net Charge-offs (Recoveries) ($ in millions)	Charge-offs	Recoveries	Net Charge-offs (Recoveries)	% of Total Loans (annualized)
Civic Loans	$0.6	($0.0)	$0.6	0.01%
Commercial Loans	15.1	(0.9)	14.2	0.23%
Real Estate Mortgage	77.2	(0.1)	77.1	1.22%
Real Estate Construction	67.5	-	67.5	1.07%
Consumer Loans: Student Loans	-	-	-	0.00%
Consumer Loans: excluding Student Loans	1.1	(0.3)	0.8	0.01%
Total	**$161.6**	**($1.3)**	**$160.3**	**2.54%**

1. Economic coverage ratio adjusts our ACL coverage ratio to include the loss coverage from credit-linked notes and unearned credit marks from purchase accounting. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 23

Adjusted Allowance for Credit Losses Ratios

Adjusted ACL ratio[1] is significantly higher when adjusting for lower loss loan categories

2Q26 Adjusted ACL Ratio[1]


1.14%
1.32%
1.42%
1.70%
ACL Ratio
+ Adj. ACL Ratio Excluding Single Family Residential Loans
+ Adj. ACL Ratio Excluding SFR Mortgage & Warehouse Loans
+ Adj. ACL Ratio Excluding SFR Mort., Warehouse, Fund Finance and Lender Finance Loans

Composition of Lower Loss Loan Categories

Lower Loss Loan Categories ($ in millions)	2Q26	1Q26	2Q25
Residential	$3,770	$3,431	$3,083
Warehouse	1,681	1,805	1,610
Fund Finance	1,504	1,358	1,194
Lender Finance	2,017	1,865	1,173
Total Lower Loss Loans	**$8,972**	**$8,459**	**$7,061**
Total Loans and Leases HFI	**$24,211**	**$24,780**	**$24,246**
Lower Loss Loans / Total Loans and Leases HFI	**37.1%**	**34.1%**	**29.1%**

HIGHLIGHTS

- Recent loan growth is in segments with relatively low expected credit losses including lender finance, SFR and fund finance
- Adjusted ACL Ratio[1] at 1.70%; Economic Coverage Ratio[1] at 1.63%, which includes $105.0mm of loss coverage from credit-linked notes on SFR
- Lower loss loan categories as a percent of total loans increased to 37% at 2Q26 from 34% in 1Q26 strengthening the credit profile of the bank

1. Adjusted ACL Ratio is adjusted for lower loss loan categories. Economic Coverage Ratio is adjusted for the impact of credit-linked notes and unearned credit mark from purchase accounting. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 24

Investment Securities Portfolio
Strategic securities repositioning will drive meaningful higher recurring earnings

HIGHLIGHTS

- The securities portfolio is now positioned to contribute meaningfully more recurring income over time
  - Limited 2Q26 yield impact from prior quarter due to timing of securities sale / reinvestment
- Unrealized pre-tax loss on AFS securities of $209mm, up $8mm QoQ driven primarily by an increase in interest rates.
- Of the AFS securities portfolio, 89% is fixed rate, 7% is floating rate, and 4% is hybrid rate
- 2Q26 new investment yield of 5.1%
- 8% of AFS securities portfolio will contractually pay down and reprice within 1 year and 24% within three years
- 89% of total securities are AAA rated and 6% are AA rated

Security Type[1] ($ in millions)	2Q26	1Q26	Variance	Yield 2Q26	Duration (yrs) 2Q26	Unrealized Loss 2Q26	Unrealized Loss 1Q26
AFS - Gov't & Agency	$3,764	$1,970	$1,794	4.19%	4.3	($168)	($160)
AFS - CLO's	201	200	0	5.38%	0.0	0	0
AFS - Corporate Bonds	238	233	5	6.40%	1.1	(14)	(14)
AFS - Non-Agency Securitizations	282	254	28	3.98%	4.6	(28)	(27)
AFS	**$4,484**	**$2,657**	**$1,827**	**4.35%**	**4.0**	**($209)**	**($201)**
HTM - Gov't & Agency		643	(643)				(31)
HTM - Corporate Bonds		71	(71)				(7)
HTM - Municipal Bonds		1,239	(1,239)				(35)
HTM - Non-Agency Securitizations		362	(362)				(13)
HTM[2]	**-**	**$2,314**	**($2,314)**				**($87)**
Total AFS + HTM Securities	**$4,484**	**$4,971**	**($487)**	**3.44%[3]**	**4.0**	**($209)**	**($287)**

Average Total Securities Portfolio Balance & Total Yield[3]



3.20%
3.18%
3.21%
3.38%
3.44%
$4.7
$4.8
$4.9
$5.0
$4.9
2Q25
3Q25
4Q25
1Q26
2Q26
Average Balance ($ in billions)
Yield

1. Excludes FRB and FHLB stock.
2. HTM securities reflected at amortized cost; excludes $0.7mm loss reserve.
3. Total securities yield of 3.44% and average securities portfolio balance includes FRB and FHLB stock. Total securities yield is calculated using average fair values for the quarter.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 25

9.95% 10.18% 9.25% 2Q25 1Q26 2Q26 7.65% 7.97% 7.50% 2Q25 1Q26 2Q26 CET1 Ratio TCE Ratio(1) Note: 2Q26 regulatory capital ratios are preliminary. 1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides in Appendix. Capital remains resilient while strategic actions position the company for faster organic capital generation Capital 2Q26 1Q26 2Q25 Regulatory Well- Capitalized Excess of Well- Capitalized Consolidated Company Total Risk-Based Ratio 14.31% 16.55% 16.37% 10.00% 4.31% Tier 1 Risk-Based Capital 11.67% 12.54% 12.34% 8.00% 3.67% CET1 Ratio 9.25% 10.18% 9.95% 6.50% 2.75% Leverage Ratio 8.89% 9.97% 9.74% 5.00% 3.89% TCE Ratio (1) 7.50% 7.97% 7.65% NA NA TBVPS (1) $16.44 $17.77 $16.46 NA NA Second Quarter 2026 Earnings | 26

Interest Rate Sensitivity

Balance sheet position provides flexibility across multiple interest-rate environments

Ongoing balance sheet remixing will support further net interest income expansion

HIGHLIGHTS

- Gap between short-term ("ST") liabilities and assets of $5.8B in 2Q26 compared to $5.6B at 1Q26
- HTM repositioning was largely NII-neutral, as greater asset sensitivity from shorter duration securities was offset by a higher NII base from significantly higher reinvestment yields
- When adjusted for deposit repricing betas, net interest income sensitivity is relatively neutral
- We have the potential to outperform our modeled deposit betas in both up and down rate scenarios dependent on economic conditions
- The impact of ECR costs on rate-sensitive deposits of $3.8B shifts this neutral interest rate sensitivity to liability sensitive for total earnings

2Q26 IRR position – NII impact ($B)



$15.7
$21.5
Asset / liability gap of ($5.8B) is largely neutral to NII when adjusting for deposits repricing betas
ST Assets
ST Liabilities
Cash / ST Investments / ST Loans
Variable Deposits / ST CDs / ST Borrowings

2Q26 IRR position – Total Earnings ($B)



$15.7
$18.1
ECR costs on deposits when adjusted for repricing betas shifts IRR position to liability sensitive with a repricing gap at ($2.4B)
ST Assets
ST Liabilities (Beta & ECR Adjusted)
Cash / ST Investments / ST Loans
Variable Deposits / ST CDs / ST Borrowings

Note: Short Term ("ST"): Assets and liabilities expected to mature, reprice, or settle within one year. Rate sensitive defined as assets or liabilities that are repricing or maturing within one year.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 27

Supplemental Information

Note: Common shares outstanding as of June 30, 2026 are 158,432,520. 1. Represents VWAP of shares repurchased. 2. Common shares outstanding are as of March 17, 2025 for Full Year 2025, December 31, 2025 for 1Q26, and March 31, 2026 for 2Q26. Total is based on share count from commencement of share repurchase program as of March 17, 2025. Delivering shareholder value through share repurchases Share repurchases Second Quarter 2026 Earnings | 29 Share Repurchase Activity FY25 1Q26 2Q26 Total Repurchase Amount $185,498,388 $31,942,722 - $217,441,110 Price Per Share(1) $13.59 $18.68 - $14.16 Number of Shares Repurchased 13,648,429 1,709,935 - 15,358,364 Common Shares Outstanding(2) 169,083,588 155,533,403 154,262,045 169,083,588 % of Shares Repurchased 8.1% 1.1% 0.0% 9.1%

NDFI Lending Exposure
Diversified NDFI exposure with history of minimal losses

HIGHLIGHTS

- Long history of strong asset quality performance with almost no delinquencies, NPLs or classified loans
- Only three charge-offs over the last 10 years including one that resulted in nearly full recovery
- Careful client screening focuses on established operators with extensive, stable performance history
- In-house audit team conducts anti-fraud measures including monthly testing of underlying collateral, cash collections and payments history and periodic mortgage title checks
- Majority of loans are handled by the bank alone. Partner banks limited to banks with fraud, audit and control frameworks aligned with our rigorous standards

NDFI Lending Exposure

Loan Type ($ in millions)	2Q26 Loan Balance	2Q26 % of Total Loans HFI	2Q26 NPL % of Total Loans HFI	2Q26 DQ % of Total Loans HFI	2Q26 Classified % of Total Loans HFI	10-Year+ Historical NCO Rate[1]
Mortgage Warehouse	$1,681	6.9%	0.00%	0.00%	0.00%	0.052%
Fund Finance[2]	1,536	6.3%	0.00%	0.00%	0.00%	0.000%
Consumer Credit	961	4.0%	0.00%	0.00%	0.00%	0.000%
Other Mortgage Credit	490	2.0%	0.00%	0.00%	0.00%	0.022%
Business Credit	510	2.1%	0.00%	0.00%	0.00%	0.000%
Other NDFI	41	0.2%	0.00%	0.00%	0.00%	0.000%
Total NDFI Portfolio HFI	**$5,219**	**21.6%**	**0.00%**	**0.00%**	**0.00%**	**0.018%**
Total Core Loan Portfolio HFI	**$23,592**	**97.4%**	**0.82%**	**0.68%**	**2.42%**	
Total Loans and Leases HFI	**$24,211**	**100.0%**	**0.84%**	**0.72%**	**2.41%**	

- Business Credit, Consumer Credit, and Other Mortgage Credit are primarily within our Lender Finance business

Note: Asset quality metrics are based on loans and leases HFI. Mortgage Warehouse includes warehouse lines to mortgage originators, Fund Finance includes capital call facilities, Consumer Credit includes auto and consumer lending, Other Mortgage Credit includes mortgage rediscount lending and Business Credit includes small business lending.

1. 10-year+ historical NCO rate represents average quarterly net loss rate annualized since 1Q15.
2. Includes loans within Commercial & Community Banking segment.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 30

CRE Portfolio
CRE portfolio has low weighted-average LTV and strong debt-service coverage ratio (DSCR)

HIGHLIGHTS

- 76% of total CRE portfolio located in California
- Total CRE has a low weighted average LTV of 58%
- Other Property Types includes mobile homes, gas stations, special use, schools, places of worship and restaurants

Other CRE as % of Total CRE



Office
Industrial
Retail
Hotel
Self Storage
Health Facility
Mixed Use
Other
8.0%
7.7%
5.4%
2.9%
2.3%
1.7%
2.1%
2.9%

Total CRE is well diversified across multiple industries

Property Type ($ in millions)	Count	2Q26	1Q26	2Q26 % of Total CRE	2Q26 % of Total Loans HFI	Avg Loan Size	WA LTV[1]	DSCR	NPL %	NPL $
Multifamily	1,196	$5,445	$5,955	53%	22%	$4.6	58%	1.34	0.21%	$11.6
Real Estate Construction	171	1,475	1,892	14%	6%	8.6	66%	-	0.16%	2.4
Other CRE	920	3,405	3,444	33%	14%	3.7	53%	2.02	1.88%	64.2
Office	182	829	855	8%	3%	4.6	61%	2.35	7.24%	60.1
Industrial / Warehouse	304	796	760	8%	3%	2.6	48%	2.03	0.00%	0.0
Retail	172	555	580	5%	2%	3.2	52%	1.56	0.07%	0.4
Hotel	27	294	333	3%	1%	10.9	51%	2.26	0.84%	2.5
Self Storage	39	242	235	2%	1%	6.2	56%	1.44	0.00%	0.0
Mixed Use	34	222	208	2%	1%	6.5	51%	1.50	0.00%	0.0
Health Facility	25	171	181	2%	1%	6.8	57%	2.46	0.67%	1.1
Other Property Types	137	295	293	3%	1%	2.2	47%	2.36	0.04%	0.1
Total CRE	**2,287**	**$10,325**	**$11,292**	**100%**	**43%**	**$4.5**	**58%**	**1.60**	**0.76%**	**$78.2**

- Total CRE comprises 43% of total loans HFI and Other CRE comprises 14% of total loans HFI
- 82% of office collateral located in California, 12% in Colorado and 6% in other states
- Multifamily has a low average LTV and a strong DSCR coverage ratio of 1.3x

Note: CRE excludes government guaranteed CRE collateralized SBA loans.
1. Represents most recent appraisal or weighted-average LTV at origination.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 31

Noninterest Expense Detail ($mm) $26.6 $9.4 $61.5 $88.4 2Q25 $26.2 $9.0 $61.6 $88.9 3Q25 $24.9 $7.1 $62.8 $85.9 4Q25 $23.7 $6.8 $59.8 $91.1 1Q26 $24.1 $14.5 $66.1 $85.1 2Q26 $185.9 $185.7 $180.6 $181.4 $189.9 Compensation expense Other operating expenses Insurance and assessments Customer related expense Customer Related Expense ($mm) $21.9 $4.7 2Q25 $21.7 $4.6 3Q25 $20.7 $4.1 4Q25 $19.8 $3.9 1Q26 2Q26 $26.6 $26.2 $24.9 $23.7 $24.1 $20.4 $3.7 ECR Expense Other(1) 1. Other customer related expense includes deposit referral fees, armored car services, check printing expenses, and other miscellaneous expenses. ECR expenses remained relatively flat 2Q25 3Q25 4Q25 1Q26 2Q26 $3,728 $3,708 $3,697 $3,891 $3,951 Average HOA Deposits ($mm) Customer Related Expense HIGHLIGHTS ❖ Substantially all HOA deposits have ECR expenses ❖ Average HOA balances increased due to business growth ❖ Total HOA deposit costs are 2.76% consisting of ECR expenses of 207 bps and deposit rate costs (through NIM) of 69 bps ❖ ECR indexed to Fed Funds rate with every 25 bps change corresponding to ~$6mm of annual ECR expense Second Quarter 2026 Earnings | 32

Expect total project and investment spend of ~$17mm in 2026, with ~$5.8mm of planned expense in 2026 Project investment composition Revenue enhancing projects Back office and support projects Projects and Investments Note: Total project and investment spend includes costs that are both capitalized and expensed. Second Quarter 2026 Earnings | 33 19% 81% Revenue Enhancing Back Office and Support Projects $3.2mm $13.8mm 18% 51% 31% Infrastructure Optimization/Scalability Regulatory/Compliance $7.0mm $4.3mm $2.5mm 13% 28% 59% Sales Enablement Payments Business Specific $0.9mm $1.9mm $0.4mm

❖Uninsured and uncollateralized deposits of $7.6B, which represents ~27% of total deposits ❖Total primary and secondary liquidity was 1.8x uninsured and uncollateralized deposits Maintaining high levels of primary and secondary liquidity 1. Cash and cash equivalents figure presented as Bank only, excludes restricted cash. 2. Net of 6.1% haircut as of June 30, 2026. ($ in millions) 2Q26 Current Availability Utilization Capacity Primary Liquidity Cash and cash equivalents $2,646 AFS Securities (unpledged) 3,556 Total Primary Liquidity 6,202 Total Secondary Liquidity 7,905 2,961 10,866 Total Primary + Secondary Liquidity $14,107 Definitions Secondary Liquidity: Net available borrowing capacity with the FHLB and FRB. Primary liquidity: Cash and cash equivalents (excluding restricted cash) and the market value of unencumbered Available-For-Sale (“AFS”) securities, net of a haircut. These assets are (i) unencumbered, (ii) readily available for use, and (iii) can be readily sold or pledged under normal operating conditions and under a range of stress conditions. (1) (2) Liquidity HIGHLIGHTS Second Quarter 2026 Earnings | 34

Experienced Management Team with Track Record of Success at Leading Institutions



Jared Wolff

Chairman and Chief Executive Officer

30+ years of banking and law. Previously held senior executive positions with City National Bank (RBC) and PacWest Bancorp



Joe Kauder

Chief Financial Officer

30+ years of banking experience, previously served as EVP, CFO Wells Fargo Wholesale Banking



Bryan Corsini

Chief Credit Officer

35+ years of banking experience, previously served as CCO of PacWest Bancorp and Director of Pacific Western Bank



Ido Dotan

General Counsel and Chief Administrative Officer

20+ years experience in corporate securities, M&A, and structured finance. Previously served as EVP of Carrington Mortgage Holdings



Karen Hon

Chief Accounting Officer & Deputy Chief Financial Officer

25+ years of finance & accounting experience, previously served as Chief Accounting Officer at Silicon Valley Bank



Hamid Hussain

President of the Bank

30+ years of banking experience, previously served as EVP, Real Estate Market Executive for Wells Fargo



Scott Ladd

Chief Credit Officer for Specialty Banking and Credit Operations

25+ years banking and consulting experience, previously served as EVP, Group Head, Portfolio Management at PacWest Bancorp



Olivia Lindsay

Chief Risk Officer

25+ years of experience in regulatory processes and controls, previously spent 15 years at MUFG Union Bank



Sean Lynden

President, Venture Banking Group

30+ years of banking and related experience. Previously served as President of Venture Banking Group for Pacific Western Bank



Bill Rhodes

Chief Internal Audit Officer

25+ years of banking and internal audit experience, previously served as CAE of Coastal Community Bank and Deputy CAE of Silicon Valley Bank



Joe Rice

Vice Chairman and Senior EVP

30+ years of banking and related experience. Previously served as Chief Credit Officer and Chief Operational Risk Officer at Wells Fargo



Steve Schwimmer

Chief Information Officer

30+ years of experience in banking technology, previously served as the EVP, Chief Innovation Officer at PacWest Bancorp



Kim Tu

EVP, Chief People Officer

15+ years of banking and financial services experience across Human Resources. Previously held HR leadership roles at Mr. Cooper and JPMorgan Chase

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 35

Appendix

Non-GAAP Financial Information Tangible assets, tangible common equity, tangible common equity ratio, tangible book value per common share, adjusted net earnings, adjusted return on average assets (“ROAA”), return on average tangible common equity, adjusted return on average tangible common equity, pre-tax pre-provision (“PTPP”) income, adjusted noninterest expense, efficiency ratio, adjusted efficiency ratio, adjusted ACL ratio, and economic coverage ratio constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets is calculated by subtracting goodwill and other intangible assets from total assets. Tangible common equity is calculated by subtracting preferred stock and goodwill and other intangible assets, as applicable, from stockholders’ equity. Return on average tangible common equity is calculated by dividing net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Adjusted return on average tangible common equity is calculated by dividing adjusted net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. Adjusted net earnings is calculated by adjusting net earnings by unusual, one-time items. ROAA is calculated by dividing annualized net earnings by average assets. Adjusted ROAA is calculated by dividing annualized adjusted net earnings by average assets. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted noninterest expense is calculated by subtracting customer related expenses from noninterest expense. Efficiency ratio is calculated by dividing noninterest expense (less intangible asset amortization and acquisition, integration and reorganization costs) by total revenue (the sum of net interest income and noninterest income, less gain (loss) on securities AFS). Adjusted efficiency ratio is calculated by dividing adjusted noninterest expense (less intangible asset amortization and acquisition, integration and reorganization costs, customer related expenses and any unusual one-item items) by adjusted total revenue (the sum of net interest income and noninterest income, less gain (loss) on securities AFS and customer related expense). Economic coverage ratio is calculated by dividing the allowance for credit losses adjusted for the impact of the credit- linked notes and unearned credit mark from purchase accounting by loans and leases held for investment. Core deposits is calculated as total deposits less brokered CDs and brokered non-maturity deposits. Core loan portfolio is calculated as total loans held for investment less premium finance loans, student loans, and Civic loans. Adjusted ACL ratio is calculated by dividing adjusted ACL for lower loss loan categories by adjusted loans and leases held for investment. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. The following tables on pages 38-47 provide reconciliations of the non-GAAP measures to financial measures defined by GAAP. Second Quarter 2026 Earnings | 37

Non-GAAP Reconciliation 1. Tangible common equity divided by tangible assets. 2. Total common equity divided by common shares outstanding. 3. Tangible common equity divided by common shares outstanding. 4. Common shares outstanding include non-voting common stock equivalents that are participating securities. ($ in thousands, except per share data) 2Q26 1Q26 4Q25 3Q25 2Q25 Tangible Common Equity Ratio Total stockholders' equity $3,410,146 $3,553,326 $3,541,277 $3,466,739 $3,426,843 Less: preferred stock 498,516 498,516 498,516 498,516 498,516 Total common equity 2,911,630 3,054,810 3,042,761 2,968,223 2,928,327 Less: goodwill and intangible assets 307,230 313,612 319,808 326,444 333,451 Tangible common equity $2,604,400 $2,741,198 $2,722,953 $2,641,779 $2,594,876 Total assets 35,030,953 34,724,241 34,797,442 34,012,965 34,250,453 Less: goodwill and intangible assets 307,230 313,612 319,808 326,444 333,451 Tangible assets $34,723,723 $34,410,629 $34,477,634 $33,686,521 $33,917,002 Total stockholders' equity to total assets 9.73% 10.23% 10.18% 10.19% 10.01% Tangible common equity ratio(1) 7.50% 7.97% 7.90% 7.84% 7.65% Book value per common share(2) $18.38 $19.80 $19.56 $19.09 $18.58 Tangible book value per common share (TBVPS)(3) $16.44 $17.77 $17.51 $16.99 $16.46 Common shares outstanding(4) 158,432,520 154,262,045 155,533,403 155,522,693 157,647,137 Second Quarter 2026 Earnings | 38

Non-GAAP Reconciliation

($ in thousands)	2Q26	1Q26	4Q25	3Q25	2Q25
Return on Average Tangible Common Equity ("ROATCE")					
Net (loss) earnings	($241,347)	$71,952	$77,391	$69,629	$28,385
Adjustments:					
Intangible asset amortization	6,349	6,348	6,788	7,160	7,159
Tax impact of adjustment above[(1)]	(1,778)	(1,596)	(1,823)	(1,958)	(1,655)
Adjustment to net (loss) earnings	4,571	4,752	4,965	5,202	5,504
Adjusted net (loss) earnings for ROATCE	(236,776)	76,704	82,356	74,831	33,889
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947
Adjusted net (loss) earnings available to common and equivalent stockholders for ROATCE	**($246,723)**	**$66,757**	**$72,409**	**$64,884**	**$23,942**
Net (loss) earnings	($241,347)	$71,952	$77,391	$69,629	$28,385
Adjustments:					
Intangible asset amortization	6,349	6,348	6,788	7,160	7,159
Provision for credit losses related to transfer of loans to held for sale	-	-	-	-	26,289
Total adjustments	6,349	6,348	6,788	7,160	33,448
Tax impact of adjustments above[(1)]	(1,778)	(1,596)	(1,823)	(1,958)	(7,733)
Income tax related adjustments	-	-	-	-	9,792
Adjustment to net (loss) earnings	4,571	4,752	4,965	5,202	35,507
Adjusted net (loss) earnings for adjusted ROATCE	(236,776)	76,704	82,356	74,831	63,892
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947
Adjusted net (loss) earnings available to common and equivalent stockholders for adjusted ROATCE	**($246,723)**	**$66,757**	**$72,409**	**$64,884**	**$53,945**
Average total stockholders' equity	3,545,141	3,548,700	3,494,157	3,437,335	3,430,143
Less: Average goodwill and intangible assets	311,068	317,215	323,295	330,277	337,352
Less: Average preferred stock	498,516	498,516	498,516	498,516	498,516
Average tangible common equity	**$2,735,557**	**$2,732,969**	**$2,672,346**	**$2,608,542**	**$2,594,275**
Return on average equity[(2)]	(27.31%)	8.22%	8.79%	8.04%	3.32%
Return on average tangible common equity[(3)]	(36.18%)	9.91%	10.75%	9.87%	3.70%
Adjusted return on average tangible common equity[(4)]	(36.18%)	9.91%	10.75%	9.87%	8.34%

1. Effective tax rates of 28.00%, 25.14%, 26.86%, 27.34%, and 23.12%, used for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.
2. Annualized net (loss) earnings divided by average stockholders' equity.
3. Annualized adjusted net (loss) earnings available to common and equivalent stockholders for ROATCE divided by average tangible common equity.
4. Annualized adjusted net (loss) earnings available to common and equivalent stockholders for adjusted ROATCE divided by average tangible common equity.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 39

Non-GAAP Reconciliation

($ in thousands, except per share amounts)	2Q26	1Q26	4Q25	3Q25	2Q25
Adjusted Net (Loss) Earnings					
Net (loss) earnings	($241,347)	$71,952	$77,391	$69,629	$28,385
Adjustments:					
Provision for credit losses related to transfer of loans to held for sale	-	-	-	-	26,289
Total Adjustments	-	-	-	-	26,289
Tax impact of adjustment above[1]	-	-	-	-	(6,078)
Income tax related adjustments	-	-	-	-	9,792
Adjustment to net (loss) earnings	-	-	-	-	30,003
Adjusted net (loss) earnings	($241,347)	71,952	77,391	69,629	58,388
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947
Adjusted net (loss) earnings available to common and equivalent stockholders	**($251,294)**	**$62,005**	**$67,444**	**$59,682**	**$48,441**
Weighted average diluted common shares outstanding	155,803	160,832	160,094	159,051	158,462
Diluted earnings per common share	($1.61)	$0.39	$0.42	$0.38	$0.12
Adjusted diluted earnings per common share[2]	($1.61)	$0.39	$0.42	$0.38	$0.31
Average total assets	$34,644,930	$34,002,701	$33,752,500	$33,831,217	$33,764,149
Return on average assets ("ROAA")[3]	(2.79%)	0.86%	0.91%	0.82%	0.34%
Adjusted ROAA[4]	(2.79%)	0.86%	0.91%	0.82%	0.69%

1. Effective tax rates of 28.00%, 25.14%, 26.86%, 27.34%, and 23.12%, used for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.
2. Adjusted net (loss) earnings available to common and equivalent stockholders divided by weighted average common shares outstanding.
3. Annualized net (loss) earnings divided by average assets.
4. Annualized adjusted net (loss) earnings divided by average assets.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 40

Non-GAAP Reconciliation Second Quarter 2026 Earnings | 41 ($ in thousands) 2Q26 1Q26 4Q25 3Q25 2Q25 PTPP (Loss) Income Net interest income $250,501 $251,617 $251,362 $253,444 $240,216 Add: Noninterest (loss) income (234,096) 35,328 41,571 34,285 32,633 Total revenue 16,405 286,945 292,933 287,729 272,849 Less: Noninterest expense (189,867) (181,391) (180,644) (185,684) (185,869) Pre-tax, pre-provision ("PTPP") (loss) income ($173,462) $105,554 $112,289 $102,045 $86,980

Non-GAAP Reconciliation

($ in thousands)	2Q26	1Q26	4Q25	3Q25	2Q25
Adjusted Efficiency Ratio					
Noninterest expense	$189,867	$181,391	$180,644	$185,684	$185,869
Less: Intangible asset amortization	(6,349)	(6,348)	(6,788)	(7,160)	(7,159)
Noninterest expense used for efficiency ratio	**$183,518**	**$175,043**	**$173,856**	**$178,524**	**$178,710**
Less: Customer related expense	(24,114)	(23,737)	(24,870)	(26,227)	(26,577)
Noninterest expense used for adjusted efficiency ratio	**$159,404**	**$151,306**	**$148,986**	**$152,297**	**$152,133**
Net interest income	$250,501	$251,617	$251,362	$253,444	$240,216
Noninterest (loss) income	($234,096)	35,328	41,571	34,285	32,633
Total Revenue	$16,405	$286,945	$292,933	$287,729	$272,849
Add: Loss on securities AFS	256,749	-	-	-	-
Total revenue used for efficiency ratio	**$273,154**	**$286,945**	**$292,933**	**$287,729**	**$272,849**
Less: Customer related expense	(24,114)	(23,737)	(24,870)	(26,227)	(26,577)
Total revenue used for adjusted efficiency ratio	**$249,040**	**$263,208**	**$268,063**	**$261,502**	**$246,272**
Noninterest expense to total revenue	1157.37%	63.21%	61.67%	64.53%	68.12%
Efficiency ratio[(1)]	67.18%	61.00%	59.35%	62.05%	65.50%
Adjusted efficiency ratio[(2)]	64.01%	57.49%	55.58%	58.24%	61.77%

1. Noninterest expense used for efficiency ratio divided by total revenue used for efficiency ratio.
2. Noninterest expense used for adjusted efficiency ratio divided by total revenue used for adjusted efficiency ratio.

BANC OF CALIFORNIA

Second Quarter 2026 Earnings | 42

($ in thousands) 2Q26 1Q26 4Q25 3Q25 2Q25 Noninterest expense $189,867 $181,391 $180,644 $185,684 $185,869 Less: Customer related expense (24,114) (23,737) (24,870) (26,227) (26,577) Adjusted noninterest expense $165,753 $157,654 $155,774 $159,457 $159,292 Average assets $34,644,930 $34,002,701 $33,752,500 $33,831,217 $33,764,149 Noninterest expense to average total assets 2.20% 2.16% 2.12% 2.18% 2.21% Adjusted noninterest expense to average total assets 1.92% 1.88% 1.83% 1.87% 1.89% Adjusted Noninterest Expense to Average Total Assets Non-GAAP Reconciliation Second Quarter 2026 Earnings | 43

($ in millions) 2Q26 1Q26 2Q25 Total Deposits $28,121 $27,322 $27,528 Less: Brokered CDs (2,591) (2,562) (2,312) Less: Brokered Non-maturity Deposits (227) (226) (565) Total Core Deposits $25,303 $24,534 $24,652 Core Deposits Non-GAAP Reconciliation Second Quarter 2026 Earnings | 44

Non-GAAP Reconciliation ($ in millions) 2Q26 1Q26 Total Loans HFI $24,211 $24,780 Discontinued Area Loans: Less: Premium Finance Loans (356) (408) Less: Student Loans (238) (250) Less: Civic Loans (24) (27) Total Discontinued Area Loans (618) (685) Total Core Loans $23,592 $24,095 Core Loans Second Quarter 2026 Earnings | 45

Non-GAAP Reconciliation 1. Unearned credit mark from purchase accounting estimated by using the same pro rata split between the credit and yield marks associated with the non-PCD loans (purchased loans without credit deterioration at the time of the purchase) at the time of the acquisition. 2. Credit-linked notes loss coverage equal to 5% of the unpaid principal balance of the pledged loans. 3. Allowance for credit losses divided by loans and leases held for investment. 4. Adjusted allowance for credit losses divided by loans and leases held for investment. ($ in thousands) 2Q26 1Q26 4Q25 3Q25 2Q25 Allowance for credit losses ("ACL") $276,240 $276,521 $280,533 $270,722 $258,565 Add: Unearned credit mark from purchase accounting (1) 12,920 14,315 15,865 17,496 19,199 Add: Credit-linked notes(2) 105,026 104,988 108,413 110,539 112,887 Adjusted allowance for credit losses $394,186 $395,824 $404,811 $398,757 $390,651 Loans and leases held for investment $24,210,846 $24,780,347 $25,032,679 $24,110,642 $24,245,893 ACL to loans and leases held for investment(3) 1.14% 1.12% 1.12% 1.12% 1.07% Economic coverage ratio(4) 1.63% 1.60% 1.62% 1.65% 1.61% Economic Coverage Ratio Second Quarter 2026 Earnings | 46

Non-GAAP Reconciliation 1. Lower loss loan categories include warehouse lending loans, equity fund loans, lender finance loans, and residential mortgage loans. 2. ACL divided by loans and leases held for investment. 3. Adjusted ACL for lower loss loan categories (includes SFR, Warehouse, Fund Finance, and Lender Finance) divided by adjusted loans and leases held for investment. ($ in thousands) 2Q26 Allowance for credit losses ("ACL") $276,240 Less: ACL on lower loss loan categories: ACL on warehouse lending loan portfolio (4,030) ACL on equity fund loan portfolio (461) ACL on lender finance loan portfolio (6,450) ACL on single family residential mortgage loans (6,034) Adjusted ACL for total lower loss loan categories(1) $259,266 Loans and leases held for investment $24,210,846 Less: Lower loss loan categories: Warehouse lending loan portfolio (1,680,730) Equity fund loan portfolio (1,504,497) Lender finance loan portfolio (2,017,200) Single family residential mortgage loans (3,769,706) Adjusted loans and leases held for investment(1) $15,238,714 ACL to loans and leases held for investment(2) 1.14% Adjusted ACL excluding SFR loans 1.32% Adjusted ACL excluding SFR and warehouse loans 1.42% Adjusted ACL for total lower loss loan categories to adjusted loans and leases held for investment(3) 1.70% Adjusted ACL for Lower Loss Loan Categories Ratio Second Quarter 2026 Earnings | 47